Exhibit 99.1

CRM and Strategic Data

Combined Financial Statements

as of and for the years ended

December 31, 2014, 2013 and 2012.

MAZARS

61, rue Henri Regnault

92400 Courbevoie

S.A au capital de € 8.320.000

Commissaire aux Comptes

Membre de la compagnie

Régionale de Versailles

CEGEDIM

Year ended December 31, 2014, 2013 and 2012

Cegedim’s statutory auditor’s report on CRM and Strategic Data combined financial statements as of and for the years ended December 31, 2014, 2013 and 2012.

To the Chairman of the Board,

Cegedim SA (the “Parent”)

We have audited the accompanying combined financial statements of CRM and Strategic Data activities, which comprise the combined balance sheets as of December 31, 2014, 2013 and 2012, and the related combined statements of income, combined statements of comprehensive income (loss), combined statements of changes in Parent’s net investment and combined statements of cash flows for each of the three years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of CRM and Strategic Data activities as of December 31, 2014, 2013 and 2012, and the results of its operations and its cash flows for the three years in the period ended December 31, 2014 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Without qualifying our opinion, we draw your attention to the Note 1 to the combined financial statements which explains the basis of preparation of these financial statements.

Courbevoie / Paris-La Défense,

March 30, 2015

/s/Mazars

Mazars

Jérôme de Pastors

Combined Income Statement

		Years ended December 31,
(In thousands of euros)	Note	2014	2013	2012
Revenue	3	445 240	443 094	474 358

Purchased used		(17 552)	(19 196)	(19 241)
External expenses	4/6	(133 297)	(134 739)	(146 507)
Taxes		(4 516)	(4 146)	(5 133)
Employee expenses	5/6	(219 638)	(218 542)	(236 928)
Allocations to and reversals of provisions		(2 121)	(2 352)	(2 942)
Changes in inventories		(2)	(22)	(125)
Other operating income and expense		(684)	(430)	(826)
EBITDA		67 431	63 667	62 656

Depreciation and amortization expenses	7	(27 560)	(23 862)	(25 750)
Operating income from recurring operations		39 871	39 805	36 906

Impairment of goodwill	12	(218 869)	(63 300)	(115 000)
Other non-recurrent income and expenses		(3 482)	(5 242)	(9 918)
Non-recurrent income and expenses from operations	8	(222 351)	(68 542)	(124 918)

Operating income		(182 479)	(28 736)	(88 012)

Income from cash and cash equivalents		822	1 268	1 072
Cost of financial liabilities		(7 042)	(12 957)	(24 782)
Other financial income and expenses		(1 704)	(1 994)	(879)
Financial income / expense, net	9	(7 924)	(13 683)	(24 589)

Current income tax		(9 416)	(10 235)	(10 732)
Deferred tax		(1 724)	(1 270)	6 505
Total Income taxes	10	(11 140)	(11 505)	(4 228)
Share of profit of investments accounted for using the equity-method	11	71	46	(1)

PROFIT (LOSS) FOR THE YEAR		(201 472)	(53 878)	(116 829)

Profit (Loss) attributable to :
-Owners of the Parent		(201 473)	(53 880)	(116 830)
-Non-controlling interests		(1)	(1)	(1)

Combined Statement of Comprehensive Income

	Years ended December 31,
(In thousands of euros)	2014	2013	2012
Profit (loss) for the year	(201 472)	(53 878)	(116 829)
Other comprehensive income for the year
Items that will not be reclassified to profit or loss :
-Actuarial differences relating to provisions for pensions	124	949	(1 397)
Items that will be reclassified to profit or loss :
-Currency translation differences	54 416	(15 629)	(3 877)
TOTAL COMPREHENSIVE INCOME FOR THE YEAR	(146 932)	(68 558)	(122 103)

Profit (Loss) attributable to :
-Non-controlling interests	(1)	(1)	(1)
-Owners of the Parent	(146 931)	(68 557)	(122 102)

Combined Balance Sheet

					January 1,
(In thousands of euros)	Note	2014	2013	2012	2012
GOODWILL	12	201 791	358 700	444 409	568 440

INTANGIBLE ASSETS	13	133 997	128 389	118 006	105 373

TANGIBLE ASSETS	14	9 734	14 299	19 012	21 191

LONG-TERM FINANCIAL ASSETS	15	46 321	63 514	47 383	64 925

Investments accounted using the equity method	11	129	96	49	0
Deferred tax assets	16	37 354	38 879	40 779	32 356
Other receivables	19	390	814	646	571
NON-CURRENT ASSETS		37 873	39 789	41 475	32 927

Inventories	17	1 144	1 147	1 462	1 615
Advances and deposits received on orders		235	134	543	230
Trade receivables	18	129 187	120 853	126 465	135 272
Other receivables	19	12 390	10 463	11 092	9 642
Cash equivalents	20	2 350	1 173	450	9 623
Cash	20	103 051	70 123	46 319	48 725
Prepaid expenses		6 238	8 149	8 402	11 314
CURRENT ASSETS		254 595	212 043	194 734	216 419

TOTAL ASSETS		684 312	816 734	865 019	1 009 275

					January 1,
(In thousands of euros)	Note	2014	2013	2012	2012
Parent’s net investment		274 672	365 628	280 858	401 299
Other Comprehensive income (loss)		58 639	4 100	18 780	24 054
Total parent’s net investment attributable to the combined group (except non-controlling interest)		333 312	369 728	299 638	425 353

Non-controlling interest		4	104	104	103
TOTAL PARENT’S NET INVESTMENT ATTRIBUTABLE TO THE COMBINED GROUP		333 316	369 832	299 742	425 456

Borrowings	22	—	193 640	220 000	220 000
Other financial liabilities		826	844	1 037	963
Deferred tax liabilities	16	7 810	7 275	7 302	7 470
Provisions	24	14 966	10 278	13 592	13 384
Other liabilities	26	1 458	2 302	3 103	3 188
NON-CURRENT LIABILITIES		25 059	214 339	245 034	245 005

Borrowings	22	160 435	89 891	194 725	193 151
Other financial liabilities		242	241	357	308
Trade payables and other payables	27	30 616	36 592	36 972	36 768
Tax and social security liabilities		59 409	55 632	57 243	59 713
Provisions	24	1 704	3 419	3 591	3 959
Other liabilities	26	73 530	46 789	27 355	44 914
CURRENT LIABILITIES		325 937	232 563	320 243	338 814

TOTAL LIABILITIES		684 312	816 734	865 019	1 009 275

Combined Statement of change in Parent’s Net Investment

		Parent’s net investment	Actuarial differences relating to provisions for pensions	Currency translation differences	Total other comprehensive income	Total Parent’s net investment	Non-controlling interest	Total Parent’s net investment attributable to the combined group
Balance as of January 1, 2012		401 299		24 054	24 054	425 353	103	425 456
Profit / (loss) for the year		(116 829)				(116 829)	1	(116 828)
Other comprehensive income for the year			(1 397)	(3 877)	(5 274)	(5 274)		(5 274)
Total comprehensive income for the year		(116 829)	(1 397)	(3 877)	(5 274)	(122 103)	1	(122 102)
Free shares award plan		292				292		292
Capital transactions		759				759		759
Dividends distribution		(4 724)				(4 724)		(4 724)
Contribution from Parent		61				61		61
Balance as of December 31, 2012		280 858	(1 397)	20 178	18 780	299 638	104	299 742

Profit / (loss) for the year		(53 879)				(53 879)	1	(53 878)
Other comprehensive income for the year			949	(15 629)	(14 680)	(14 680)		(14 680)
Total comprehensive income for the year		(53 879)	949	(15 629)	(14 680)	(68 559)	1	(68 558)
Free shares award plan		(122)				(122)		(122)
Capital transactions	(1)	130 870				130 870		130 870
Dividends distribution		(616)				(616)		(616)
Contribution from Parent		8 517	—			8 517	(1)	8 516
Balance as of December 31, 2013		365 628	(448)	4 548	4 100	369 728	104	369 832

Profit / (loss) for the year		(201 472)				(201 472)	1	(201 471)
Other comprehensive income for the year			124	54 416	54 539	54 539		54 539
Total comprehensive income for the year		(201 472)	124	54 416	54 539	(146 933)	1	(146 932)
Free shares award plan		(522)				(522)		(522)
Capital transactions	(2)	66 933				66 933		66 933
Dividends distribution		(9 530)				(9 530)		(9 530)
Contribution from Parent		53 636				53 636	(101)	53 535
Balance as of December 31, 2014		274 672	(325)	58 964	58 639	333 312	4	333 316

(1)	The capital transactions for €130m relate to capital increases granted by the Parent in favor of Group companies (its US affiliates, and the French CDS and CSD entities).
(2)	The capital transactions for €67m relate to capital increases and decreases granted by the Parent in favor of Group companies (its US affiliates, and the French CDS and CSD entities).

Combined Statement of Cash Flows

	Years ended December 31,
(In thousands of euros)	2014	2013	2012
PROFIT (LOSS) FOR THE YEAR	(201 472)	(53 879)	(116 829)
Adjustment for :
-Share of profit of investments accounted for using the equity-method	(71)	(46)
-Depreciation, amortization and provisions (1)	245 459	85 317	139 211
-Capital gains or losses on disposals	525	178	43
Financial income / expense, net	7 924	13 683	24 589
Income tax expense	11 140	11 505	4 228
Income Tax paid	(7 352)	(9 704)	(14 498)
Change in working capital requirements for operations : surplus /requirement	(6 535)	4 023	3 454
Change in working capital requirements for operations : OPUS (2)	20 813	18 823	(1 878)
Net cash generated from operating activities (A)	70 431	69 898	38 321

Purchases of intangible assets	(26 930)	(27 616)	(30 114)
Purchases of tangible assets	(3 935)	(3 913)	(5 675)
Purchases of long-term investments	0	0	(1 202)
Proceeds from sale of tangible and intangible assets	1 167	304	198
Proceeds from sale of long-term investments	917	147	0
Acquisition of subsidiary, net of cash acquired	0	(26)	(249)
Dividends received from investments accounted for using the equity-method	38	0	0
Net cash used in investing activities (B)	(28 743)	(31 104)	(37 042)

Dividends paid to non-controlling interest	(9 533)	(616)	(4 724)
Capital transaction	66 933	130 870	759
Parent’s investment	56 856	8 087	(12 305)
Issuance and Repayment of other borrowings (current account) (3)	(121 567)	(137 252)	28 724
Interests paid on other borrowings	(6 983)	(12 688)	(24 606)
Other financial income and expense paid or received	(1 267)	(995)	17
Net cash used in financing activities (C )	(15 561)	(12 594)	(12 134)

Net (decrease)/increase in cash and cash equivalents excluding currency effect (A+B+C)	26 127	26 200	(10 855)

Exchange gains/(losses) on cash and cash equivalents	7 789	(1 673)	(724)
NET (DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	33 916	24 527	(11 579)

Cash and cash equivalents at beginning of year	71 296	46 769	58 348
Cash and cash equivalents at end of year	105 212	71 296	46 769

(1)	including impairment of goodwill on acquisition in the of €115m as at 12/31/2012, €63.3m as at 12/31/2013 and €218 869 as at 12/31/2014.
(2)	Opus is a co-pay card service for patients, pre-funded by the pharmaceutical companies
(3)	current account with Parent company

Note 1 – Basis of preparation

General

Cegedim SA (“Cegedim Group” or “the Parent”) is a publicly listed Company on Euronext Paris Exchange and is a global technology and services company specializing in the healthcare field. On 17 October 2014, Cegedim SA and IMS Health Holding, Inc, a company listed on the New York Stock Exchange, entered into a definitive agreement regarding the sale of the CRM and Strategic Data (“the Group”) division of Cegedim Group.

In order to provide insight into the historical performance and financial position of the Group, these Combined Financial Statements have been prepared as of and for the years ended December 31, 2014, 2013 and 2012.

Business

The Group supports the marketing and service operations of pharmaceutical, biotech, other healthcare companies and other businesses by providing them with various services relying on the Group’s software, databases and analysis.

The range of products and services includes (i) databases containing information on medical practitioners and prescribers, including Cegedim OneKey database, (ii) sales and marketing management systems, including the Cegedim CRM software suite, (iii) strategic marketing and medical research, (iv) software and analytical systems for assessing the effectiveness of advertising and promotional activity and (v) business intelligence service and (vi) compliance services which allow pharmaceutical, biotech and other healthcare companies to better communicate the correct usage of drugs and help them ensure that their marketing activities comply with applicable laws and regulations.

Adoption of IFRS

These Combined Financial Statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

The Group has applied IFRS 1, First-Time Adoption of International Financial Reporting Standards (“IFRS 1”) in its adoption of IFRS. The Transition Date for the Group was 1 January 2012. The Group has applied IFRS standards effective for the period ended 31 December 2013 to all years presented in these Combined Financial Statements, as if these standards had always been in effect (subject to the mandatory and optional IFRS 1 exemptions discussed below). Prior to the Group’s first-time adoption of IFRS, it reported financial information to Cegedim group for its preparation of consolidated financial statements in accordance with IFRS.

The Group has applied certain optional exemptions and certain mandatory exceptions as applicable for first-time IFRS adopters. Estimates made by the Group in preparing its first IFRS financial statements reflect the facts and circumstances at the time such estimates were made. Accordingly, the estimates made by the Group to prepare these Combined Financial Statements are consistent with those made in the historical reporting of financial information to the Parent.

Since the Group has not previously prepared financial statements, these Combined Financial Statements do not include IFRS 1 first-time adoption reconciliations.

Basis of combination

The list of legal entities and business units included within these Combined Financial Statements, which together form the Group business are listed in Note 31. These entities were historically managed as a single operating segment within Cegedim Group. However, as these entities did not form a legal group, these financial statements are prepared on a combined basis.

These Combined Financial Statements have been prepared from the consolidated accounting records of Cegedim Group and reflect the historical bases of Cegedim Group in the assets, liabilities and results of operations of the Group.

These Combined Financial Statements include all the assets, liabilities, revenue and expenses specifically attributable to the Group business division, as well as allocations of shared corporate and IT support costs.

All intercompany accounts and transactions between the combined entities have been eliminated on combination. All transactions and balances with the Parent entity or the Parent’s group are reflected as related party transactions and balances.

Parent’s Net Investment is shown in lieu of ‘Shareholders’ equity’ in these Combined Financial Statements and represents the sum of accumulated capital invested by Cegedim Group, accumulated earnings of the Group operations and theoretical equity generated by the carve-out operations.

The following assumption applied to shares investments in affiliates which do not belong to the sold perimeter, although they are still owned by the Group as of the date of the combined financial statements: these shares investments were neutralized against the Parent’s net investment caption.

The Parent’s net investment caption thus includes:

•	Elimination of the cash resulting from the presale legal reorganizations undertaken by the Parent, in order to transfer out of the Group such affiliates which do not belong to the sold perimeter (59 M€ in 2014);

•	Dividends received from affiliates which do not belong to the sold perimeter (3 M€ in 2012, 4 M€ in 2013 and 2014).

The Group has historically operated as part of Cegedim group and not as a separate stand-alone entity. Accordingly, these Combined Financial Statements do not necessarily reflect what its combined results of operations, financial position and cash flows would have been had the Group operated as a stand-alone entity apart from Cegedim Group for the periods presented, and may also not be indicative of the Group’s future performance.

Costs allocations

These Combined Financial Statements reflect allocations of shared corporate and IT support costs as follows:

•	The Group benefits from certain corporate support services provided by the Parent, including general management, finance, legal, human resources and marketing support. The cost of these centralized functions is allocated to the Group, using relevant allocation keys such as headcount or revenue, as appropriate. Corporate cost allocations are reflected in related party expenses in these Combined Financial Statements, as described in Note 29.

•	The central IT function of Cegedim Group, which includes data center and other IT shared services, primarily supports the Group business and, to a lesser extent, other businesses of Cegedim Group. These Combined Financial Statements include all assets and expenses related to the Cegedim central IT function. Costs allocated to other Cegedim businesses are reflected as related party revenue (see Note 29). IT costs are invoiced directly on an on-demand basis or allocated according to actual consumption.

Management believes that the assumptions and allocation methodologies are reasonable; however, they may not be indicative of the actual expenses that would have been incurred had the Group been operating as a separate entity apart from Cegedim Group.

Goodwill

These combined financial statements reflect the goodwill attributable to the Group business, based on the amount historically recorded at Cegedim Group consolidated level, and as adjusted for impairment tests performed at the level of the Group’s Cash Generating Units, as defined in Notes 2 and 12.

Share-based payments

A number of the Group employees have historically benefited from share-based payments awards granted by the Parent. These awards have been reflected as equity settled share-based payment transactions in these Combined Financial Statements, in accordance with the IFRS 2 rules applicable to Group plans.

Financing

These Combined Financial Statements reflect the cash and debt balances and related interest income and expense historically recorded by the Group legal entities. It includes intercompany debt with the Parent and its other subsidiaries. In France, the Group operation has not been managed as a separate legal entity (for such portion of the business operated within Cegedim SA) and, consequently, does not have its own cash and debt balance relating to Cegedim SA. Accordingly all operating cash flows (net of capital expenditures) generated by Cegedim SA for the Group business are deemed to be distributed to (or financed by) the Parent.

Pensions

These Combined Financial Statements include expense and liabilities attributable to defined benefit plans related to the Group employees.

Taxation

In certain jurisdictions, the Group’s operations were included in the same taxable entity as other Parent operations. For the purposes of these Combined Financial Statements, income taxes are presented as if the Group had filed separate tax returns (i.e., separately from the Parent’s operations) in the material jurisdictions in which it operates. Current income taxes are assumed to be settled with the Parent, through Parent’s net investment.

Note 2 – Summary of significant accounting policies

The principal accounting policies applied in the preparation of these Combined Financial Statements are set out below. These policies have been applied consistently to all years presented, unless otherwise stated. They are consistent with the accounting principles of the Cegedim Group.

General principle

These Combined Financial Statements are prepared according to the historical cost principle; except for financial instruments recorded at their fair value.

Combination methods

Subsidiaries (or equity investments) are included in the combination scope on the date on which control (or significant influence) is effectively transferred to the Group, while subsidiaries (or equity investments) sold are excluded from the combination scope on the date on which control (or significant influence) is lost.

Subsidiaries over which the Group exercises exclusive control are combined using the full combination method, even if the percentage held is less than 50%. Exclusive control is assumed to exist if the parent company directly or indirectly holds the power to dictate the financial and operational policies of a company so as to benefit from its activities.

•	The full combination method used is the method by which the assets, liabilities, income and expenses are fully combined. The share in net assets and net earnings attributable to the minority shareholders is presented separately as minority interests in the combined balance sheet and the combined income statement.

•	Equity investments over which the Group exercises significant influence are consolidated using the equity method. Significant influence is presumed if the Group holds a percentage of voting rights greater than or equal to 20%. According to this method, the Group records the “share of the profit (loss) of investments accounted for using the equity method” on a specific line of the combined income statement.

Foreign currency transactions and translations

Transactions in foreign currencies

The functional currency of each Group entity is the currency of the primary economic environment in which the entity operates. Foreign currency transactions are converted into the functional currency using the rate at the date of the transaction. Foreign exchange gains or losses resulting from the settlement of such transactions and from the translation at year-end rates of monetary assets and liabilities denominated in foreign currencies are recognized in the Combined Income Statement.

Translation to presentation currency

These Combined Financial Statements are presented in euros, which is the Group’s presentation currency. The results and financial position of Group entities that have a functional currency different from the presentation currency are converted into the presentation currency using:

•	the official closing rate for assets and liabilities;

•	the average monthly rate for items of the income statement and the cash flow statement;

•	the historical rate for Parent’s net investment.

All resulting exchange differences are recognized as currency translation adjustments within the Other Comprehensive Income.

Business combinations and goodwill

Business combinations are accounted for using the acquisition method in accordance with the provisions of standard IFRS 3 – Business combinations.

The assets, liabilities and contingent liabilities of the identified entity acquired are accounted for at their fair value.

The difference between the acquisition price and the Group’s interest in the net fair value of assets, liabilities and contingent liabilities of the acquired entity at the acquisition date is recorded as goodwill. In general, the acquisitions made by the Group correspond to acquisitions of market shares leading to limited allocations of acquisition goodwill. If the acquisition price is less than the fair value of the identified assets, liabilities and contingent liabilities acquired, the difference is immediately recognized as “badwill” in the income statement.

Goodwill on acquisition is recorded in the functional currency of the entity acquired. Standard IAS 21 (§ 47) requires that goodwill on acquisition in foreign currencies be recognized at the closing rate on each accounting closing date and not at the historical cost.

Goodwill on acquisition is not depreciated and is subject, in accordance with revised standard IAS 36, to impairment testing when an impairment indicator is identified and at least once a year (see § “Impairment of Assets”). If necessary, impairments are recorded as “Other non-recurring income and expenses from operations.”

If the current value of goodwill is less than the net book value, the difference in value is recorded on the income statement.

The current value is estimated based on the present and future profitability of the business concerned.

Intangible assets (IAS 38)

Intangible assets acquired separately or in connection with a business combination

The intangible assets acquired separately (primarily software) are recorded initially at their historical cost.

They are recognized when (1) it is probable that future economic benefits attributable to them will go to the Group and (2) their cost can be measured reliably.

Intangible assets acquired in connection with business combinations are recorded at their fair value at the acquisition date.

Intangible assets with a defined useful life are assessed and recognized according to the cost model. The depreciable base is amortized over its useful life. They may be depreciated in the event of a loss of value (cf § depreciations of assets).

The useful lives of the intangible assets are revised periodically. If necessary, resulting changes are recognized.

With the exception of goodwill, intangible assets are amortized using the straight-line method over their useful life (excluding those with an indefinite life span). The value of depreciated intangible assets is tested if an impairment indicator is identified. If necessary, impairments are recorded as “Other non-recurring income and expenses from operations.”

Research and development / internally developed software

Research expenses are recorded as expenses when incurred.

Development costs for new internal projects are capitalized if the following criteria are fully satisfied in accordance with IAS 38:

•	The project is clearly identified and the related costs are separable and tracked reliably;

•	The technical feasibility of the project has been demonstrated, and the Group has the intention and the financial capacity to complete the project and use or sell the products resulting from the project;

•	It is probable that the project will generate future economic benefits that will flow to the Group.

Otherwise, the development costs are recorded as expenses when incurred.

Once in use, an asset whose development is complete is removed from the development costs item and recognized under the corresponding asset item (generally software).

Depreciation starts when the fixed asset is available for use and is calculated over its foreseeable useful life.

Project type	Useful life
Structuring projects	15-20 years
Strategic projects	8-10 years
Current developments	5 years
Targeted projects	2-4 years

Tangible assets

Tangible assets consist primarily of computer hardware and production equipment and are recorded at their purchase cost less accumulated depreciation and impairment losses.

The useful lives of the fixed assets are revised periodically. If necessary, resulting changes are recognized.

Depreciation is calculated based on the economic service life; the depreciable basis used being the purchase cost less any estimated residual value.

The following depreciation terms are used:

Description	Useful life
IT equipment
Computer	3-4 years
Hardware	5-15 years
Industrial equipment
Printing equipment	8-10 years
Industrial equipment and machinery	5-8 years
Fixtures and fittings	8-15 years
Vehicules	4 years
Office equipment	4 years
Furnitures	8 years

Additionally, IAS 16 prescribes the separate component approach for assets that can be broken down into elements that each have different uses or offer economic benefits at a different rate. However, the Group does not own any asset of such kind.

Tangible assets are amortized using the straight-line method over their useful life. Tangible assets are subject to impairment testing if an impairment indicator is identified. If necessary, additional impairment is recorded in the income statement as “Other non-recurring income and expenses from operations.”

Impairment of intangible assets (IAS36)

The Group evaluates the recoverability of its long-term assets as follows:

•	Amortized Intangible Assets (software, databases).

Although these intangible assets are amortized, they are individually monitored. This monitoring is based on indices intended to detect a possible loss of value, namely the productivity of the asset or business opportunities. In the presence of a loss of value, the Group carries out an impairment test that may result in the recognition of additional impairment;

•	Unamortized Intangible Assets (trademarks, goodwill).

Once a year, the Group performs impairment tests to assess the possible loss of value for these assets. Impairment tests are performed on the Cash Generating Units (CGUs) to which these assets may be allocated. The recoverable amount of a CGU is the higher of its fair value (less costs of disposal) and its value in use.

A loss in value is recognized if the recoverable amount of an asset or of a CGU is less than its book value.

If the CGU tested includes goodwill, the impairment is first allocated to this goodwill. Impairment is recognized under “Other non-recurring income and expenses from operations” and is clearly explained in the notes to the combined financial statements.

Sensitivity tests are conducted on various parameters, namely by varying the assumptions used for the discount rate, the perpetuity growth rate, and EBIT and Free Cash Flow growth.

Cash Generating Units (CGU)

The CGU is the smallest identifiable group of assets that generates cash flows which are largely independent of the cash inflows generated by other assets or groups of assets. CGUs generally correspond to a set of entities contributing to the same sector of activity (type of services) and using the same tools. The Group was split across three geographic CGUs until mid-2013, which have then ceased to be relevant. Since then the Group has been trading as a single CGU, and as such is not further divided into smaller groups of assets.

Value in use

Value in use of a CGU is determined using the Discounted Cash Flow (DCF) method.

The methodology for constructing the business plans aims to make forecasts over five years, consistent with the assumptions used by the Group’s different operating managers in their strategic plans. These business plans are reviewed by the audit committee and the Board of Directors.

The cash flows expected beyond the five-year business plan are captured in a terminal value determined by a margin projected from the average observed rate in the five-year forecast.

Discount rate

The Group uses a single rate for all CGUs. The skills center and databases used to support all of these Group services are centralized and the distribution is local. In addition, the Group’s customers in its core business are worldwide groups with whom contracts are more and more concluded on a worldwide basis.

According to paragraphs 55 and 56 of the IAS 36 standard, the discount rate used by the Group corresponds to a pre-tax rate based on an average weighted cost of capital for the industry where the Group belongs.

The calculations mainly refer to comparable stock samples and benchmark indexes to determine the Group’s own risk premium and beta coefficient. It is updated as required according to market conditions and at least once a year.

Perpetuity growth rate

The perpetuity growth rate chosen is based on economic data that is weighted so as to reflect the specificities of the Group.

Deferred taxes (IAS 12)

Deferred taxes are calculated using the variable tax rate method for all temporal differences between the book value entered in the combined financial statements and the tax basis of the Group’s assets and liabilities. Deferred tax assets and liabilities are valued at the tax rate expected to be applied for the fiscal year during which the asset will be realized or the liability paid, based on the tax rates approved on the closing date.

Deferred tax assets on deductible temporal differences and on unused tax losses carried forward are recognized to the extent that it is likely that future taxable profits will be offset by as yet unused tax losses.

Deferred tax assets and liabilities are not discounted. They are offset when (1) the entity has a legally enforceable right to offset tax assets and liabilities, (2) they relate to income taxes levied by the same taxation authority on the same taxable entity.

Inventories of goods and services in progress (IAS 2)

Inventories of goods – They are valued using the weighted average cost method. The gross value of goods and supplies includes the purchase price and ancillary expenses. They are stated at the lower of cost or net realizable value. Cost is determined by the weighted average cost method and includes the impact of rebates, discounts and other cash consideration received from a vendor related to inventory purchases. Net realizable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

Services in progress – The inventory value consists solely of the direct costs recorded on contracts being performed. An impairment is recorded when future billings for work in progress will not cover the corresponding direct costs.

Accounts receivable and other operating receivables

Accounts receivable

Accounts receivable are initially valued at fair value then at amortized cost and are individually monitored. An impairment is established when the inventory value is less than the recorded value based on the probability of recovery.

Other receivables

Receivables are accounted for at their discounted amount if they are payable in more than one year and if the effects of discounting are significant.

Cash and cash equivalents

Cash and cash equivalents comprise cash at banks, highly liquid investments with original maturities of three months or less and investments in money market funds that are readily convertible to known amounts of cash and are subject to insignificant risk of changes in value.

Cash equivalents are valued at their market value on the closing date. Differences in value are recorded as financial earnings.

Provisions and contingent liabilities (IAS 37)

A provision is recorded if the Group has an obligation resulting from past events, whose settlement should correspond to an outflow with an economic benefit and whose amount can be reasonably measured. The provision is maintained as long as the due date and the amount of the outflow of resources have not been precisely determined.

Provisions are estimated on a case by case basis or based on statistics when they include a lot of items. They are discounted when they are due in more than one year. The Group’s main commitments (excluding retirement compensation) are intended to cover employee, client and supplier litigation.

Retirement benefits (IAS 19)

Defined-contribution plans – Defined-contribution plans are post-employment benefit plans under which an entity makes fixed contributions to a separate entity (a pension fund) and shall have no legal or constructive obligation to pay additional contributions if the fund has insufficient assets to provide all the benefits corresponding to the services rendered by employees during current and prior periods. These contributions are recorded as expenses for the period in which they are due with no liability recognized in the balance sheet.

Defined-benefit plans – The defined-benefit plans designate post-employment benefits other than defined-contribution plans.

They primarily involve retirement obligations. If these obligations are assumed directly by the Group’s companies, the corresponding actuarial liabilities are covered by a provision in the balance sheet.

Since 2011, the Group has applied the IAS 19 standard, as amended, allowing the recognition directly in equity of actuarial gains and losses arising from changes in the assumptions in the calculation of such liabilities.

Actuarial liabilities are calculated using the projected credit units method and are based on valuations specific to each country and to each company of the Group; these valuations include assumptions concerning wage increases, inflation, life expectancy and employee turnover. The discount rate applied to retirement obligations is determined using the closing benchmark market rate based on first-class bonds. In countries where this type of market is not active, the Group uses the closing rate of government bonds.

Additionally, the impact of changes to the collective bargaining agreements on the valuation of the provision for retirement is spread over the residual length of the employees’ working life.

Finally, if this obligation is partially or completely covered by funds paid by the companies of the Group to financial agencies, the amounts of these dedicated investments are deducted from the liability on the balance sheet.

Revenue recognition (IAS 18)

The Group’s revenues consist primarily of various types of services, software sales and, to a lesser extent, hardware sales.

Service revenue

The main categories of services and the methods of revenue recognition are as follows:

•	Access to the Group’s databases is generally realized by subscription with periodic billing (monthly or yearly); sales revenues are then recorded on a prorated basis according to elapsed time;

•	Standard and specific studies supplied by the Group are recorded when they are delivered to clients;

•	Data processing performed for clients is recorded when the service is provided;

•	Support services (assistance, maintenance, etc.) are covered by a contract (generally annual) calculated on a lump sum basis in relation to the costs and resources committed by the Group to provide these services. Income from these contracts is recorded on a prorated basis over the duration of the contract and results, in this case, in the recognition of deferred income.

Software and hardware sales

These sales are recorded upon delivery, concurrent with installation at the professional’s site. Any discounts and rebates are recorded as a subtraction from sales.

Sales issued from new software licenses with unlimited or limited length are accounted (under the condition that the Group does not have any other obligations) when there is an agreement with the client, if the delivery and acceptance are completed, if the amount of sales and the related costs can be measured properly, and if the financial advantages connected to the transaction will go back to the Group.

If one of these standards is not completed, sales connected to software license are postponed until all of these standards are completed.

Cash flow statement (IAS 7)

In accordance with the option offered by the IAS 7 “Statement of cash flows” standard, the consolidated cash flow statement is prepared by using the indirect method. This shows the reconciliation of the net profit (loss) for the period with the net cash generated by the transactions in the fiscal year. The opening and closing cash positions include cash and cash equivalents which are made up of investment instruments less overdrafts and outstanding bank loans.

As earlier explained in the Basis for preparation, the cash relating to the portion of the Group business operated within the entity Cegedim SA is neither included in the combined financial statements, nor in the cash flow statement.

New standards, interpretations and amendments applicable as from January 1, 2014

The following standards are applicable as from January 1, 2014 :

•	amendment to IAS 28 “Investments in Associates and Joint Ventures.” IAS 28 has been amended to conform with changes made following the publication of IFRS 10 “Consolidated Financial Statements”, IFRS 11 “Joint Arrangements” and IFRS 12 “Disclosure of Interests in Other Entities”;

•	amendment to IAS 32 “Presentation : Netting of Financial Assets and Financial Liabilities” clarifies the meaning of “currently has a legal enforceable right to set-off the recognised amounts”, and states that some comprehensive netting systems can be considered equivalent to settlement on the basis of the net amount. This amendment was adopted by the European Union on December 29, 2012, and must be applied retrospectively for fiscal years beginning on or after January 1, 2014 ;

•	amendments to IAS 36 “Impairment of Assets – Recoverable Amount Disclosures for Non-Financial Assets”. These amendments were adopted by the European Union on December 19, 2013, and must be applied retrospectively for annual periods beginning on or after January 1, 2014 ;

•	amendments to IAS 39 and IFRS 9 : “Novation of Derivatives and Continuation of Hedge Accounting”. These amendments were adopted by the European Union on December 19, 2013, and must be applied retrospectively for fiscal years beginning on or after January 1, 2014 ;

•	IFRS 10 “Consolidated Financial Statements”;

•	IFRS 11 “Joint Arrangements” supersedes IAS 31 “Interests in Joint Ventures” and SIC-13 “Jointly Controlled Entities – Non-Monetary Contributions by Venturers”;

•	IFRS 12 “Disclosure of Interests in Other Entities”. The purpose of IFRS 12 is to require disclosures enabling readers of financial statements to evaluate the basis of control, any restrictions on consolidated assets and liabilities, risk exposures arising from interests in unconsolidated structured entities, and the participation of minority interests in the activities of consolidated entities;

•	IFRIC 21 “Levies”.

The analysis conducted by the Group on its investments, covering all periods presented, showed that the new definition of control ushered in by IFRS 10 does not alter the scope of consolidation.

None of the other standards has a material impact on the Group’s combined financial statements.

Standards, interpretations, and amendments not yet adopted by the European union

New standards, amendments to existing standards and interpretations not yet adopted by the European Union, are the following :

•	IFRS 9 “Financial Instruments”, effective from January 1, 2018 and not yet adopted by the European Union.

Critical accounting estimates and judgments

In the application of the Group’s accounting policies, management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources.

The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis.

The assumptions and estimates primarily concern:

Cost allocations – These Combined Financial Statements include allocations of corporate support, central IT and other shared costs between the Group and the other Parent operations, performed in accordance with the historical agreements between the legal entities and historical allocations from internal reporting purposes. Management believes these allocations are reasonable; however, they are not necessarily indicative of the revenue and expenses that may have been generated and incurred had the Group been operating on a standalone basis. These costs allocations, and the impact on Related Party revenue and expenses, are explained in Notes 1 and 29.

In addition, the following key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Impairment of goodwill – The Group performs goodwill impairment reviews in accordance with the accounting policy described above in § “Impairment of Intangible Assets”. The recoverable amount of a CGU Group is determined based on a discounted cash flow approach, which requires the use of estimates. The key assumptions used and the related sensitivity analysis are described in Note 12.

Financial Risk Management

Foreign exchange risk

The Group’s activities remain subject to the usual risks involved in its lines of business as well as the political and geopolitical risks arising from its international presence for most of its activities and unexpected events of force majeure.

Foreign currency translation risk :

The Group’s net assets are exposed to the foreign currency risk arising from the translation of assets and liabilities of subsidiaries with functional currencies other than the euro, mainly US dollar and UK pound sterling. The following tables summarize the assets and liabilities recorded in UK pound and US dollars functional currency, and the related impact of a 1% decrease in the currency exchange rate on Parent’s net investment in the combined balance sheet:

December 31, 2014
(In thousand)	UK pound	USD
Total balance sheet	684 722	678 435
Off-balance-sheet position	—	—

Net position after management	684 722	678 435

Most operating revenue and expenses in the various subsidiaries of the Group are denominated in the functional currency of each relevant subsidiary. The Group’s combined income statement is exposed to foreign currency risk arising from receivables and payables denominated in currencies different from the functional currency of the related entity.

The Group has not established a policy for foreign exchange rate hedging. This leaves the Group potentially exposed to a more or less significant foreign currency risk from year to year.

Credit risk

Credit risk arises from cash and cash equivalents, and deposits with banks and financial institutions, as well as credit exposures to the Group customers, including outstanding receivables and committed transactions. For banks and financial institutions, only independently rated parties with a minimum rating of ‘A’ are accepted. For clients, each local entity is responsible for managing and analyzing the credit risk for each of their new clients before standard payment and delivery terms and conditions are offered. If wholesale customers are independently rated, these ratings are used. If there is no independent rating, risk control assesses the credit quality of the customer, taking into account its financial position, past experience and other factors.

Liquidity risk

The Group would be exposed to a liquidity risk in the case where its short term liabilities become, at any date, higher than its cash, cash equivalents, short term financial investments and available bank facilities and in the case where the Group is not able to refinance this liquidity deficit, for example, through new credit lines.

Until 31 December 2014, the liquidity of the Group was managed in the overall context of the liquidity of its Parent. A weekly cash reporting is performed in the operating entities. The Parent ensures that the Cegedim Group has sufficient cash to meet operational needs while maintaining sufficient headroom on its undrawn committed borrowing facilities at all times in order to not breach borrowing limits or covenants on any of its financing facilities.

The table below analyses the Group’s financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows:

Maturity schedule of financial liabilities
(In thousands of euros)	Less than 1 month	Between 1 and 6 months	Between 6 months and 1 year	Between 1 and 5 years	Over 5 years
As of December 31, 2014
Borrowings and bank overdrafts	—	160 435	—	—	—
Derivative financial instruments	—	—	—	—	—
Trade payables and other payables	—	30 616	—	—	—
As of December 31, 2013
Borrowings and bank overdrafts	—	89 891	0	193 640	—
Derivative financial instruments	—	—	—	—	—
Trade payables and other payables	—	36 592	—	—	—
As of December 31, 2012
Borrowings and bank overdrafts	—	194 725	0	220 000	—
Derivative financial instruments	—	—	—	—	—
Trade payables and other payables	—	36 972	—	—	—

Note 3 – Revenue

Revenue by geographical areas

Years ended December 31,
(In thousands of euros)	2014	2013	2012
France	142 921	140 521	148 217
Euro zone excluding France	83 691	83 287	86 699
Pound sterling zone	21 812	20 715	21 260
US dollar zone	84 851	84 568	94 499
Rest of world	111 966	114 004	123 683
TOTAL REVENUE	445 240	443 094	474 358

Note 4 – External expenses

Years ended December 31,
(In thousands of euros)	2014	2013	2012
Purchases of studies, services and unstocked goods	(39 396)	(39 053)	(44 819)
External services (leasing, maintenance, insurance)	(39 174)	(39 318)	(40 836)
Other (advertising, seconded personnel, entertainment expenses, postal expenses, etc.)	(54 726)	(56 368)	(60 851)
TOTAL EXTERNAL EXPENSES	(133 297)	(134 739)	(146 507)

Note 5 – Employee expenses

	Years ended December 31,
(In number of employees)	2014	2013	2012
France	976	1 022	983
Other countries	3 595	3 763	3 794
TOTAL HEADCOUNT	4 571	4 785	4 777

	Years ended December 31,
(In thousands of euros)	2014	2013	2012
Wages and benefits	(218 504)	(217 993)	(236 952)
Profit-sharing	(611)	(426)	(338)
Free shares granted to managers and employees	(522)	(122)	362
TOTAL EMPLOYEE EXPENSES	(219 638)	(218 542)	(236 928)

Note 6 – Capitalized development costs

Capitalized development costs have been reclassified to employee and external expenses as indicated in the board below.

Years ended December 31,
(In thousands of euros)	2014	2013	2012
Employee expenses	20 778	21 286	22 307
External expenses	5 194	5 322	5 577
Total Capitalized development costs	25 972	26 608	27 884

Note 7 – Depreciation and amortization expenses

Years ended December 31,
(In thousands of euros)	2014	2013	2012
Depreciation of tangible fixed assets	(6 350)	(7 401)	(7 554)
Amortization of intangible fixed assets	(21 209)	(16 460)	(18 196)
TOTAL DEPRECIATION AND AMORTIZATION EXPENSES	(27 560)	(23 862)	(25 750)

Note 8 – Non-recurring income and expenses

	Years ended December 31,
(In thousands of euros)	2014	2013	2012
Restructuring costs	(2 482)	(3 538)	(9 871)
Capital gains or losses on disposals		—	454
Other non-recurring income and expenses from operations	(1 000)	(1 704)	(501)
Impairment loss on tangible and intangible assets (including goodwill)	(218 869)	(63 300)	(115 000)
TOTAL NON RECURRING INCOME AND EXPENSES	(222 351)	(68 542)	(124 918)

Note 9 – Financial income / expense, net

	Years ended December 31,
(In thousands of euros)	2014	2013	2012
INCOME FROM CASH EQUIVALENT	822	1 268	1 072

Interests paid on borrowings and bank commissions	(6 983)	(12 680)	(24 596)
Interest accrued on borrowings	—	—	—
Interests on borrowings	(6 983)	(12 680)	(24 596)

Other financial interest and expenses	(102)	(277)	(186)
TOTAL COST OF GROSS FINANCIAL DEBT	(7 085)	(12 957)	(24 782)

Net exchange differences	(1 986)	(2 023)	(723)
Valuation of financial instruments	—	—	—
Other non-recurring income and expenses from operations	325	29	(156)
OTHER FINANCIAL INCOME AND EXPENSES	(1 661)	(1 994)	(879)

TOTAL FINANCIAL INCOME / EXPENSE, NET	(7 924)	(13 683)	(24 589)

Note 10 – Income tax expense

	Years ended December 31,
(In thousands of euros)	2014	2013	2012
Current income tax
France	721	(3 633)	(3 743)
Other countries	(10 136)	(6 602)	(6 990)
CURRENT INCOME TAX	(9 416)	(10 235)	(10 733)

Deferred tax
France	(274)	(731)	682
Other countries	(1 450)	(539)	5 823
DEFERRED TAX	(1 724)	(1 270)	6 505

TOTAL INCOME TAXES	(11 140)	(11 505)	(4 228)

The actual income tax expense incurred on the Group’s profit before income tax differs from the theoretical amount that would arise using the weighted average tax rates applicable to profit before income tax of the combined entities as follows :

	Years ended December 31,
(In thousands of euros)	2014	2013	2012
Profit (loss) for the period	(201 472)	(53 878)	(116 829)
Less Share of profit of investments accounted for using the equity- method	(71)	(46)	1
Less income tax	11 140	11 505	4 228
PROFIT (LOSS) OF COMBINED ENTITIES BEFORE TAX (A)	(190 403)	(42 419)	(112 600)

Theoretical income tax rate (France) (B)	34,43%	34,43%	34,43%
THEORETICAL INCOME TAX EXPENSE (C) = (A) x (B)	65 556	14 605	38 768

Tax effects of :
Non-deductible differences	(764)	(1 164)	(1 090)
Differences in income tax rates in other countries	2 055	613	2 262
Tax losses for which no deferred income tax assets was recognized	(3 329)	(3 777)	(5 967)
Utilisation of previously unrecognized tax losses		—	—
Tax credit	699	12	1 394
Impairment of goodwill	(75 357)	(21 794)	(39 595)
ACTUAL INCOME TAX	(11 140)	(11 505)	(4 228)

Effective tax rate	0%	0%	0%

The tax (expense)/credit relating to components to other comprehensive income is as follows:

	Years ended December 31, 2012
(In thousands of euros)	Before tax	Tax (expense) / credit	After tax
-Actuarial differences relating to provisions for pensions	(2 037)	639	(1 397)
-Currency translation differences	(3 877)	0	(3 877)
TOTAL OTHER COMPREHENSIVE INCOME	(5 914)	639	(5 274)

	Years ended December 31, 2013
(In thousands of euros)	Before tax	Tax (expense) / credit	After tax
-Actuarial differences relating to provisions for pensions	1 438	(490)	949
-Currency translation differences	(15 629)	0	(15 629)
TOTAL OTHER COMPREHENSIVE INCOME	(14 191)	(490)	(14 680)

	Years ended December 31, 2014
(In thousands of euros)	Before tax	Tax (expense) / credit	After tax
-Actuarial differences relating to provisions for pensions	202	(78)	124
-Currency translation differences	54 416		54 416
TOTAL OTHER COMPREHENSIVE INCOME	54 617	(78)	54 539

Note 11 – Investments accounted using the equity method

Net book amount

(In thousands of euros)	% owned as of December 31, 2012	Profit (loss) for the year ended December 31, 2012	Group share of profit (loss) for the year ended December 31, 2012	Shareholders’eq uity as of December 31, 2012	Group share of total net shareholders’ equity as of December 31, 2012	Goodwill	Provision for risks	Net value of shares in companies accounted for using the equity method as of December 31, 2012
Primeum Cegedim	50%	(1)	(1)	99	49	—	—	49
TOTAL		(1)	(1)	99	49	—	—	49

(In thousands of euros)	% owned as of December 31, 2013	Profit (loss) for the year ended December 31, 2013	Group share of profit (loss) for the year ended December 31, 2013	Shareholders’eq uity as of December 31, 2013	Group share of total net shareholders’ equity as of December 31, 2013	Goodwill	Provision for risks	Net value of shares in companies accounted for using the equity method as of December 31, 2013
Primeum Cegedim	50%	93	46	192	96	—	—	96
TOTAL		93	46	192	96	—	—	96

(In thousands of euros)	% owned as of December 31, 2014	Profit (loss) for the year ended December 31, 2014	Group share of profit (loss) for the year ended December 31, 2014	Shareholders’eq uity as of December 31, 2014	Group share of total net shareholders’ equity as of December 31, 2014	Goodwill	Provision for risks	Net value of shares in companies accounted for using the equity method as of December 31, 2014
Primeum Cegedim	50%	141	71	258	129	—	—	129
TOTAL		141	71	258	129	—	—	129

Variations

(In thousands of euros)
Net value of shares in companies accounted for using the equity method as of January 1, 2012	0
Distribution of dividends	—
Capital increase	—
Group share of profit (loss) for the year ended December 31, 2012	(1)
Change in perimeter	50
Net value of shares in companies accounted for using the equity method as of December 31, 2012	49
Distribution of dividends
Capital increase
Group share of profit (loss) for the year ended December 31, 2013	46
Change in perimeter
Net value of shares in companies accounted for using the equity method as of December 31, 2013	96
Distribution of dividends	(37)
Capital increase
Group share of profit (loss) for the year ended December 31, 2014	71
Change in perimeter
Net value of shares in companies accounted for using the equity method as of December 31, 2014	129

Investments accounted for using equity-method primarily consist of a 50% investment in Primeum Cegedim, in which the Group has significant influence. The assets, liabilities revenues and expense of the investee, as wells as the Group’s commitments and contingent liabilities related to such investee, are immaterial.

Note 12 – Goodwill

As at December 31, 2014 goodwill amounted to €202 million against €359 million at December 31, 2013 and €444 million at December 31, 2012. The change derived largely from successive impairment losses for respectively €115 million in 2012, €63 million in 2013 and €220 million in 2014, as well as the change in goodwill denominated in other currencies.

In accordance with IAS 36, goodwill are not amortized, but are subject to an impairment test either annually or when events indicate a risk of loss of value.

Further explanations can be found in Note 2 above (Impairment of intangible assets).

The variation of goodwill over the period presented is the following:

(In thousands of euros)	Goodwill
Year ended December 31, 2012
Opening net book amount	568 440
Scope	19
Impairment charge	(115 000)
Exchange differences	(9 050)
CLOSING NET BOOK AMOUNT	444 409
Year ended December 31, 2013
Opening net book amount	444 409
Scope	(50)
Impairment charge	(63 300)
Exchange differences	(22 358)
CLOSING NET BOOK AMOUNT	358 700
Year ended December 31, 2014
Opening net book amount	358 700
Scope	(693)
Impairment charge	(219 834)
Exchange differences	63 617
CLOSING NET BOOK AMOUNT	201 791

	December 31,			January 1,
(In thousands of euros)	2014	2013	2012	2012
Cost	609 450	547 818	570 309	579 275
Accumulated impairment	(407 659)	(189 118)	(125 901)	(10 834)
NET BOOK AMOUNT	201 791	358 700	444 409	568 440

The main actuarial assumptions for impairment testing are as follows:

Actuarial assumptions	December 31
(In thousand)	December 2013	June 2013	December 2012	June 2012
Discount rate	9.92%	10.27%	10.86%	11.64%
Infinite growth rate	1.50%	2.00%	2.00%	2.00%

In relation to trends shown in the business plans :

•	First half 2012

The level of activity during the second quarter of 2012 for the Group fell below expectations because of deteriorated economic conditions. This lead the Group to establish indicators of possibility of impairment, requiring to conduct a formal impairment test.

Mid-term revenue growth was revised downward in the CRM and strategic data activities business plans, especially in mature countries in Americas and European zones. With the slowing down growth in these regions, the Group’s business plan did not forecast any immediate improvement but simply assumed to maintain in 2012, the operating income from continuing operations at the same level as 2011 and expected a moderated improvement in 2013 (compared with a marked increase previously expected over this period).

The forecasts for the end of the business plans were kept optimistic, thanks to the efforts essentially turned toward the operating structure reorganization and the renewal of the Performance Improvement Plan initiated in 2011. Business plans thus predicted to benefit from the market growth with effect from 2014, where the visible recovery of sales, combined with a better profitability, will perceptibly manifest itself again in the profit trend.

Considering these hypothesis, an estimated 115 million euros value loss was applied to the Group. In accordance with IFRS standards, this value loss was attributed, in priority, to the goodwill.

•	Second half 2012

The second half achieved by the Group in 2012 was broadly in line with the revised forecast used for the June 30, 2012 impairment testing. However the Group decided to perform again a test of impairment, since the growth assumptions were moderated in the final years of the business plans.

The higher margins in the business plans revised at the end of 2012 were therefore due less to revenue growth than to productivity gains and to the willingness to shift the product mix to offerings with wider margins whose pricing is not dependent on user numbers. In general, the Group also continues to focus on pursuing the Performance Improvement Plan started in earlier years. It aims to leverage potential synergies between the activities of the Group: productivity improvements, enhanced process efficiency, cost sharing, space optimization, etc.

Considering these hypothesis, it appeared that the recoverable value of assets were enough compared to the book value. The sensitivity of the impairment test however appeared to be rather tight.

•	First half 2013

The level of activity during the second quarter of 2013 for the Group fell below expectations because of a change in the seasonal nature of order intake. This lead the Group to establish indicators of possibility of impairment, requiring to conduct a formal impairment test.

The revenue growth was revised in the CRM and strategic data activities business plan in order to be more moderated at the beginning of the plan, combined with a sustainable effort on productivity.

The previous closing trends were generally maintained, with a slight moderation. They are resulting of a mix focused on high margin products (less users number dependant), launch of new innovative offers allowing to accompany emerging markets, and to fulfill mature countries demand regarding new regulatory evolutions of these markets.

Considering these hypothesis, it appeared that the recoverable value of assets were enough compared to the book value. The sensitivity of the impairment test however appeared to be rather tight.

•	Second half 2013

During the second half of 2013 the operating margin of the entire CRM and strategic data activities increased and proved to be in line with expectations, but due mainly to good control of operating costs. This performance required revising the growth projections of certain segments. The lowered outcomes in the market research business, which has been seeing a general slowdown and the growth outlook for CRM applications in France and the USA turned out to fall below the last projections.

Consequently the business plans were revised, particularly in these three business segments. The impact for the Group resulted in a need to recognize a €63 million impairment at end 2013.

•	First half 2014

The first half achievements in 2014 were well in line with the revised forecast used for the year end 2013 impairment testing. The Group did not perform any impairment testing in the first half 2014, since there was no indication of a potential loss in value. At that time, the contemplated sale of the CRM and strategic data activities to IMS Health inc. could not be considered as highly probable, so the management continued to refer to the current business plans. These business plans lead to an actual value of operating flows which was higher than the offer price minus costs associated to this sale. No depreciation of goodwill was therefore needed as of June 30, 2014.

•	Second half 2014

On 20 October 2014, Cegedim announced that a definitive purchase agreement has been executed for its CRM and Strategic Data division with IMS Health Inc., subject to certain conditions which should be met at the beginning of the second quarter 2015. The selling price was determined as €385 million in cash, on a cash-free, debt-free basis, subject to certain adjustments based on the Group’s net debt at the date of completion and changes in the net working capital.

Following this signature, the sale became highly probable and implied to refer to the fair value of the business (less costs of disposal) reflected in the estimated purchase price, instead of its value in use reflected by the ongoing business plans.

An impairment loss of €220 million had to be recognized, including the impact of currency translations for 64 M€.

Sensitivity of the impairment tests was measured every semester using the following parameters:

•	changes in the discount rate of +/- 50 basis points, and application of the discount rate used at the preceding impairment test if less favorable;

•	changes in the growth rate to perpetuity of +/- 50 basis points;

•	possibility of a temporary decline in margin (for the second and third year of the business plan) by applying a lowpoint margin instead of the business plan margin;

•	possibility of a prolonged margin fall (average terminal margin further reduced by 50 basis points);

•	at the December 31, 2013 close, a new sensibility was added to assume a one-year delay in reaching the margin levels in the plan.

Variances resulting from sensitivities between the recoverable value of the CGU and the net book value of the assets tested are presented below. A negative amount corresponds to an impairment (in million euros).

Sensitivity as of December 31, 2014 was not measured, since the impairment loss calculation was not based on a discounting cash flow method, but simply referred to the potential transaction price for the sale of the business.

Sensitivity as of December 31, 2013

Sensitivity to financial market parameters					Sensitivity to business parameters
Rates fluctuation		Gowth rate %				Discount rate	Growth rate
Discount rate date	Discount rate %	1,00%	1,50%	2,00%	Deteriorated operating margins	9,92%	1,50%
June 2013	10,27%	-105	-85	-63	Temporary (year 2 and 3 of the plan)	-90
+0.5 pb	10,42%	-113	-94	-73	Prolonged (margin for the terminal value)	-86
Dec 2013	9,92%	-85	-63	-39
-0.5 pb	9,42%	-54	-29	0	1 year delay in BP	-102

Sensitivity as of June 30, 2013

Sensitivity to financial market parameters					Sensitivity to business parameters
Rates fluctuation		Gowth rate %				Discount rate	Growth rate
Discount rate date	Discount rate %	1,50%	2,00%	2,50%	Deteriorated operating margins	10,27%	2,00%
Dec 2012	10,86%	-7	16	40	Temporary (year 2 and 3 of the plan)	23
+0.5 pb	10,77%	-1	22	48	Prolonged (margin for the terminal value)	36
June 2013	10,27%	35	61	91
-0.5 pb	9,77%	75	105	140

Sensitivity as of December 31, 2012

Sensitivity to financial market parameters					Sensitivity to business parameters
Rates fluctuation		Gowth rate %				Discount rate	Growth rate
Discount rate date	Discount rate %	1,50%	2,00%	2,50%	Deteriorated operating margins	10,86%	2,00%
June 2012	11,64%	-40	-22	-1	Temporary (year 2 and 3 of the plan)	0

+0.5 pb	11,36%	-24	-4	19	Prolonged (margin for the terminal value)	7
Dec 2012	10,86%	8	31	57
-0.5 pb	10,36%	44	71	100

Sensitivity as of June 30, 2012

Sensitivity to financial market parameters					Sensitivity to business parameters
Rates fluctuation		Gowth rate %				Discount rate	Growth rate
Discount rate date	Discount rate %	1,50%	2,00%	2,50%	Deteriorated operating margins	11,64%	2,00%
Dec 2011	11,55%				Temporary (year 2 and 3 of the plan)	-141

+0.5 pb	12,14%	-161	-140	-117	Prolonged (margin for the terminal value)	-169
June 2012	11,64%	-120	-115	-85
-0.5 pb	11,14%	-108	-72	-43

Note 13 – Intangible assets

(In thousands of euros)	January 1, 2012	Opening reclassification and correction	Additions	Change in perimeter	Disposals	Exchange differences	December 31, 2012
Intangible assets -work in progress	4 068	(4 191)	4 497	742			5 116
Internal software	116 632	4 191	23 111	265	—	(119)	144 080
External software	53 700		2 506	11	(876)	(34)	55 307
TOTAL GROSS VALUE	174 400	0	30 114	1 018	(876)	(153)	204 503

Software amortization	(69 027)		(18 336)	(3)	869	0	(86 497)
TOTAL DEPRECIATION AND AMORTIZATION	(69 027)	0	(18 336)	(3)	869	0	(86 497)

TOTAL INTANGIBLE ASSETS – NET VALUES	105 373						118 006

(In thousands of euros)	December 31, 2012	Opening reclassification and correction	Additions	Change in perimeter	Disposals	Exchange differences	December 31, 2013
Intangible assets -ork in progress	5 116	(3 568)	2 937				4 485
Internal software	144 080	4 406	23 732			(443)	171 775
External software	55 307	(778)	948		(470)	(1 817)	53 190
TOTAL GROSS VALUE	204 503	60	27 617	0	(470)	(2 260)	229 450

Software amortization	(86 497)	(60)	(16 460)		456	1 500	(101 061)
TOTAL DEPRECIATION AND AMORTIZATION	(86 497)	(60)	(16 460)	0	456	1 500	(101 061)

TOTAL INTANGIBLE ASSETS – NET VALUES	118 006						128 389

(In thousands of euros)	December 31, 2013	Opening reclassification and correction	Additions	Change in perimeter	Disposals	Exchange differences	December 31, 2014
Intangible assets -ork in progress	4 485	(4 110)	1 010				1 385
Internal software	171 775	4 145	24 962		(8 281)	748	193 349
External software	53 190	(35)	714	(196)	(10 183)	2 641	46 131
TOTAL GROSS VALUE	229 450	0	26 686	(196)	(18 464)	3 389	240 865

Software amortization	(101 061)		(20 268)	196	16 577	(2 312)	(106 868)
TOTAL DEPRECIATION AND AMORTIZATION	(101 061)	0	(20 268)	196	16 577	(2 312)	(106 868)

TOTAL INTANGIBLE ASSETS – NET VALUES	128 389						133 997

(1)	The projects that stem from internal development and currently in use have an average amortization period of five years, except for three structuring projects amortized over 20 or 15 years.
(2)	The reclassification between Intangible assets in progress and Internal Software corresponds to starting projects up.

Note 14 – Tangible assets

(In thousands of euros)	January 1, 2012	Reclassification	Additions	Change in perimeter	Disposals and depreciation	Exchange differences	December 31, 2012
Land	91	—	—	—	—	2	93
Buildings	2 450	—	657	—	(248)	(56)	2 803
Other tangible assets	80 634	40	4 622	38	(5 217)	(841)	79 276
Construction in progress	1 330	(40)	536	—	(19)	(3)	1 804
TOTAL GROSS VALUE	84 505	0	5 815	38	(5 484)	(898)	83 976

Depreciation of land	(70)	—	(21)	—	—	(2)	(93)
Depreciation of buildings	(1 019)	(13)	(370)	—	180	33	(1 189)
Depreciation of other tangible assets	(62 225)	13	(7 023)	(5)	4 789	769	(63 682)
TOTAL DEPRECIATION	(63 314)	0	(7 414)	(5)	4 969	800	(64 964)

TOTAL TANGIBLE ASSETS – NET VALUES	21 191						19 012

(In thousands of euros)	December 31, 2012	Reclassification	Additions	Change in perimeter	Disposals and depreciation	Exchange differences	December 31, 2013
Land	93	—	—	—	—	(2)	91
Buildings	2 803	—	159	—	(427)	(209)	2 326
Other tangible assets	79 276	1 951	3 673	—	(5 683)	(3 145)	76 072
Construction in progress	1 804	(1 799)	23	—	—	(3)	25
TOTAL GROSS VALUE	83 976	152	3 855	0	(6 110)	(3 359)	78 514

Depreciation of land	(93)	—	—	—	—	2	(91)
Depreciation of buildings	(1 189)	—	(395)	—	196	100	(1 289)
Depreciation of other tangible assets	(63 682)	(152)	(7 007)	—	5 257	2 748	(62 835)
TOTAL DEPRECIATION	(64 964)	(152)	(7 402)	0	5 453	2 848	(64 215)

TOTAL TANGIBLE ASSETS – NET VALUES	19 012						14 299

(In thousands of euros)	December 31, 2013	Reclassification	Additions	Change in perimeter	Disposals and depreciation	Exchange differences	December 31, 2014
Land	91					6	97
Buildings	2 326	36	4		(2)	(109)	2 255
Other tangible assets	76 072	(48)	3 916		(19 702)	3 324	63 562
Construction in progress	25	(17)				1	9
TOTAL GROSS VALUE	78 514	(29)	3 920	0	(19 704)	3 223	65 923

Depreciation of land	(91)					(6)	(97)
Depreciation of buildings	(1 289)	10	(358)		1	49	(1 587)
Depreciation of other tangible assets	(62 835)	20	(6 074)		17 356	(2 971)	(54 505)
TOTAL DEPRECIATION	(64 215)	29	(6 432)	0	17 356	(2 928)	(56 190)

TOTAL TANGIBLE ASSETS –NET VALUES	14 299						9 734

Note 15 – Other long-term financial assets

(In thousands of euros)	January 1, 2012	Additions	Disposals / Reversals	Change in perimeter	Exchange differences	December 31, 2012
Loans	60 584	59	(18 822)	—	269	42 090
Security deposits	3 914	1 474	(333)	—	(156)	4 899
Other long-term financial assets	548	—	—	—	(11)	537
GROSS VALUE	65 046	1 533	(19 155)	0	102	47 526

Provisions on loans	(33)	—	—	—	(1)	(34)
Provisions on other long-term financial assets	(89)	(23)	—	—	2	(110)
PROVISIONS	(122)	(23)	0	0	1	(144)

TOTAL OTHER LONG-TERM FINANCIAL ASSETS	64 925					47 383

(In thousands of euros)	December 31, 2012	Additions	Disposals / Reversals	Change in perimeter	Exchange differences	December 31, 2013
Loans	42 090	17 528	—		(881)	58 737
Security deposits	4 899	838	(1 039)		(386)	4 312
Other long-term financial assets	537	—	—		(23)	514
GROSS VALUE	47 526	18 366	(1 039)	0	(1 290)	63 563

Provisions on loans	(34)	—	—		2	(32)
Provisions on other long-term financial assets	(110)	—	91		1	(18)
PROVISIONS	(144)	0	91	0	3	(50)

TOTAL OTHER LONG-TERM FINANCIAL ASSETS	47 383					63 514

(In thousands of euros)	December 31, 2013	Additions	Disposals / Reversals	Change in perimeter	Exchange differences	December 31, 2014
Loans	58 737	12 917	(30 281)		878	42 252
Security deposits	4 312	292	(569)		67	4 102
Other long-term financial assets	514		(533)		19	(0)
GROSS VALUE	63 563	13 210	(31 383)	0	964	46 354

Provisions on loans	(32)				(0)	(32)
Provisions on other long-term financial assets	(18)		18		(1)	0
PROVISIONS	(50)	0	18		(1)	(32)

TOTAL OTHER LONG-TERM FINANCIAL ASSETS	63 514					46 321

Note 16 – Deferred tax assets and liabilities

(In thousands of euros)	2014	2013	2012	2012
Deferred tax assets	37 354	38 879	40 779	32 356
Deferred tax liabilities	(7 810)	(7 275)	(7 302)	(7 470)
DEFERRED TAX ASSETS (NET)	29 544	31 604	33 476	24 886

(In thousands of euros)	January 1, 2012	Income statement charge	Change in consolidation scope	Other changes in equity	Reclassification	Exchange differences	December 31, 2012
Tax loss carryforwards and tax credits	8 290	6 068				1 600	15 958
Pension plan commitments	1 941	(21)		638			2 558
Non-deductible provisions	4 858	(1 127)				(53)	3 678
Cancellation of internal capital gain	6 623	0					6 623
Restatement of R&D margin	1 973	570					2 543
Restatement of allowance for the assignement of intangible assets	419	140					559
Others	8 920	1 109				(161)	9 868
Total deferred tax assets	33 024	6 739	0	638	0	1 385	41 787

Unrealized exchange gains/losses	0	18		(18)			0
Cancellation of accelerated depreciation	(235)	(119)					(354)
Cancellation of depreciation on goodwill	(2 210)	(500)					(2 709)
Cancellation of depreciation internal capital gains	(360)	(88)					(448)
Restatement of allowance for R&D margin	(294)	(205)					(499)
Fair value adjustments from business combinations	(4 783)	655				76	(4 053)
Others	(256)	5				3	(247)
Total deferred tax liabilities	(8 138)	(234)	0	(18)	0	79	(8 311)

DEFERRED TAX ASSETS (NET)	24 886	6 506	0	620	0	1 464	33 476

(In thousands of euros)	December 31, 2012	Income statement charge	Change in consolidation scope	Other changes in equity	Reclassification	Exchange differences	December 31, 2013
Tax loss carryforwards and tax credits	15 958	(1 722)				(627)	13 609
Pension plan commitments	2 558	550		(489)			2 619
Non-deductible provisions	3 678	(1 770)				(83)	1 825
Cancellation of internal capital gain	6 623	(9)					6 614
Restatement of R&D margin	2 543	521					3 064
Restatement of allowance for the assignement of intangible assets	559	1 096					1 655
Others	9 868	3 751				(483)	13 136
Total deferred tax assets	41 787	2 417		(489)	0	(1 193)	42 521

Unrealized exchange gains/losses	0	189				(189)	(0)
Cancellation of accelerated depreciation	(354)	127					(227)
Cancellation of depreciation on goodwill	(2 709)	(334)					(3 043)
Cancellation of depreciation internal capital gains	(448)	(2 554)					(3 002)
Restatement of allowance for R&D margin	(499)	(264)					(764)
Fair value adjustments from business combinations	(4 053)	357			—	162	(3 534)
Others	(247)	(1 206)				1 106	(347)
Total deferred tax liabilities	(8 311)	(3 686)		0	0	1 079	(10 917)

DEFERRED TAX ASSETS (NET)	33 476	(1 269)		(489)	0	(114)	31 604

(In thousands of euros)	December 31, 2013	Income statement charge	Change in consolidation scope	Other changes in equity	Reclassificati on	Exchange differences	December 31, 2014
Tax loss carryforwards and tax credits	13 609	(2)				(834)	12 773
Pension plan commitments	2 619	275		(78)			2 816
Non-deductible provisions	1 825	300				239	2 364
Cancellation of internal capital gain	6 614	2					6 616
Restatement of R&D margin	3 064	543					3 607
Restatement of allowance for the assignement of intangible	1 655	0					1 655
Others	13 136	(2 111)				1 397	12 422
Total deferred tax assets	42 521	(993)		(78)	0	802	42 252
Unrealized exchange gains/losses	(0)	584				(584)	(0)

Cancellation of accelerated depreciation	(227)	214					(13)
Cancellation of depreciation on goodwill	(3 043)	(365)					(3 408)
Cancellation of depreciation internal capital gains	(3 002)	(581)					(3 583)
Restatement of allowance for R&D margin	(764)	(290)					(1 053)
Fair value adjustments from business combinations	(3 534)	338			—	(449)	(3 645)
Others	(347)	(632)				(26)	(1 005)
Total deferred tax liabilities	(10 917)	(731)		0	0	(1 060)	(12 708)

DEFERRED TAX ASSETS (NET)	31 604	(1 724)		(78)	0	(258)	29 544

	Years ended December 31, 2012
(In thousands of euros)	Assets	Liabilities	Net
As at December 31, 2011	32 356	(7 470)	24 886
Impact on earnings for the period	6 739	(234)	6 506
Impact on shareholders’ equity	2 024	61	2 084
Impact of net presentation	(340)	341	1
As at December 31, 2012	40 779	(7 302)	33 476

	Years ended December 31, 2013
(In thousands of euros)	Assets	Liabilities	Net
As at December 31, 2012	40 779	(7 302)	33 476
Impact on earnings for the period	2 417	(3 686)	(1 269)
Impact on shareholders’ equity	(1 682)	1 079	(603)
Impact of net presentation	(2 635)	2 633	(2)
As at December 31, 2013	38 879	(7 275)	31 604

	Years ended December 31, 2014
(In thousands of euros)	Assets	Liabilities	Net
As at December 31, 2013	38 879	(7 275)	31 604
Impact on earnings for the period	(993)	(731)	(1 724)
Impact on shareholders’ equity	724	(1 060)	(336)
Impact of net presentation	(1 256)	1 257	1
As at December 31, 2014	37 354	(7 810)	29 544

Deferred income tax assets are recognized for tax losses carried forward to the extent that the realization of tax benefit through future taxable profits is probable. The carry forward losses only relate to the US subsidiaries of the Group, and will be recovered once these companies’ indebtedness is over (which implies a capital contribution from the Parent).

Note 17 – Inventory and work in progress

	December 31,			January 1,
(In thousands of euros)	2014	2013	2012	2012
Services in progress	186	186	188	305
Finished goods	958	961	1 274	1 310
TOTAL GROSS VALUE	1 144	1 147	1 462	1 615

Provision	—	—	—	—
TOTAL INVENTORY AND WORK IN PROGRESS	1 144	1 147	1 462	1 615

Note 18 – Trade receivables

	December 31,			January 1,
(In thousands of euros)	2014	2013	2012	2012
Trade receivables - related parties	4 580	2 860	3 607	2 833
Provisions on trade receivables - related parties

Trade receivables - related parties (NET)	4 580	2 860	3 607	2 833
Trade receivables - third parties	127 311	121 837	126 367	134 913
Provisions on trade receivables - third parties	2 705	3 844	3 509	2 474

Trade receivables - third parties (NET)	124 606	117 993	122 858	132 439
TOTAL CURRENT TRADE RECEIVABLES (NET)	129 187	120 853	126 465	135 272

A provision for impairment is recognized if the inventory value, based on the probability of collection, is less than the recorded value. Thus, customers undergoing judicial administration or liquidation are routinely impaired at 100% and receivables outstanding for more than six months are monitored on a case-by-case basis and, if necessary, impaired in the amount of the estimated risk of non-collection.

The share of past-due receivables (gross amount) was respectively, 32.3 million euros, 29.7 million euros and 26.2 million euros as at December 31, 2012, 2013 and 2014.

Ageing balance

(In thousands of euros) As of December 31,	Total past-due receivables	Receivables < 1 month	Receivables from 1 to 2 months	Receivables 2 to 3 months	Receivables from 3 to 4 months	Receivables more than 4 months
2012	32 331	16 846	5 329	2 937	1 545	5 675
2013	29 656	15 681	6 054	2 643	765	4 513
2014	26 229	13 700	5 254	3 309	1 392	2 574

Note 19 – Other receivables

	December 31,			January 1,
(In thousands of euros)	2014	2013	2012	2012
Current
Staff and social security receivables	2 805	2 155	1 991	2 202
Tax receivables	8 493	7 921	8 414	6 536
Other receivables	1 093	387	687	903
TOTAL GROSS VALUE	12 390	10 463	11 092	9 642

Provisions
TOTAL CURRENT RECEIVABLES (NET)	12 390	10 463	11 092	9 642

Non-current
Staff and social security receivables	—	—	—	—
Tax receivables	390	730	507	435
Other receivables	—	84	139	136
TOTAL GROSS VALUE	390	814	646	571

Provisions
TOTAL NON-CURRENT RECEIVABLES (NET)	390	814	646	571

Note 20 – Cash and cash equivalents

The cash and cash equivalents balance is mainly composed of cash funds, bank deposits, foreign currency balances, and highly liquid investments, all of which are not subject to material risk of changes in their value.

The balance of this item is made up as follows:

	December 31,			January 1,
(In thousands of euros)	2014	2013	2012	2012
Cash at bank and in hand	103 051	70 123	46 319	48 725
Cash equivalents	2 350	1 173	450	9 623
TOTAL CASH AND CASH EQUIVALENTS (EXCLUDING BANK OVERDRAFTS)	105 400	71 296	46 769	58 348

Note 21 – Share-based payments

Allocation of free shares

Following a resolution of the Extraordinary Shareholders’ Meeting of February 22, 2008, the the Board of Directors, at their Meetings of November 5, 2009 and June 8, 2010, were authorized to award free shares whithin the Parent group.

Following a similar resolution of the Extraordinary Shareholders’ Meeting of June 8, 2011, the Board of Directors Meetings of June 29, 2011, September 19, 2012 and June 4, 2013 were again authorized to award free shares within the Parent group.

In each case the total number of free shares was not to exceed 10% of the total number of shares comprising the share capital of the Parent. The shares are attributable to the Directors and employees of the Parent group, including Director and employees of the Group.

The main characteristics of the plans are the following:

•	The free shares awarded will grant the right to dividends. Their distribution will be determined as of the award date. The plan dated November 5, 2009 authorized a maximum allocation of 28,750 free shares. The plan dated June 8, 2010 authorized a maximum allocation of 32,540 free shares. The plan dated June 29, 2011 authorized a maximum allocation of 41,640 free shares. The plan dated September 19, 2012 authorized a maximum allocation of 31,670 free shares. The plan dated June 4, 2013 authorized a maximum allocation of 48,870 free shares;

•	Said shares to their beneficiaries will be fully allocated at the end of a vesting period of two years for beneficiaries whose residence for tax purposes is in France as of the allocation date and four years for beneficiaries whose residence for tax purposes is not in France as of the allocation date;

•	The shares will be fully allocated to the beneficiaries on one condition: no resignation, dismissal or termination;

•	Starting from the final award date, beneficiaries whose residence for tax purposes is in France as of the award date must keep their shares for a term of two years starting from the final award date.

In application of standard IFRS 2, the expense measuring “the benefit” offered to employees is spread out on a linear basis over the vesting period.

The plans can be summarized as follows:

	Plan of	Plan of	Plan of	Plan of	Plan of
	11/05/2009	06/08/2010	06/29/2011	09/19/2012	06/04/2013
Date of the General Meeting	02/22/2008	02/22/2008	06/08/2011	06/08/2011	08/06/2011
Date of the Board of Directors Meeting	11/05/2009	06/08/2010	06/29/2011	09/19/2012	04/06/2013
Date of plan opening	11/05/2009	06/08/2010	06/29/2011	09/19/2012	04/06/2013
Total number of shares that can be allocated	28,750 shares	32,540 shares	41,640 shares	31,670 shares	48,870 shares
Initial subscription price	€65.00	€55.00	€39.12	€15.70	€24.46
Date of availability of free shares
France	11/05/2011	06/08/2012	06/28/2013	09/12/2014	06/03/2015
other countries	11/05/2013	06/08/2014	06/28/2015	18/09/2016	06/03/2017
		—	—	—	—

	plan of 2009	plan of 2010	plan of 2011	plan of 2012	plan of 2013
as at January 01, 2012	13 150	23 978	25 530

granted				19 650
vested	-13 150	-3 098
cancelled			(1 670)

as at December 31, 2012	0	20 880	23 860	19 650	0

granted					31 390
vested			(4 200)
cancelled			(1 950)	(2 890)

as at December 31, 2013	0	20 880	17 710	16 760	31 390

granted				19 650
vested		(20 880)		(7 300)
cancelled				(580)	(3 160)

as at December 31, 2014	0	0	17 710	8 880	28 230

Note 22 – Net financial debt

	December 31,			January 1,
(In thousands of euros)	2014	2013	2012	2012
Related party non-current borrowings	—	193 640	220 000	220 000
Related party current borrowings	160 246	89 886	194 717	192 271
Bank overdrafts	189	5	8	881

Total borrowings	160 435	283 531	414 725	413 151
Cash and cash equivalents (1)	105 400	71 296	46 769	58 347

TOTAL NET FINANCIAL DEBT	55 035	212 235	367 956	354 804

(1)	– Refer to “Note 20 – Cash and cash equivalents”.

The borrowings are composed of the current accounts towards the Parent or its group.

Depending on the geographical location of the lending entity, and of the local credit market conditions, the current account’s interest rate ranges from 3.5% (as the mostly applied rate for operational fundings, over the period presented) to 7.3% for 2012 or 4.05% for 2013 (for longer time financing).

All carrying amounts of the Group’s borrowings are denominated in euros, with fixed interest rates.

Note 23 – Derivative financial instruments

Not applicable

Note 24 – Provisions

(In thousands of euros)	January 1, 2012	Reclassification	Allowances of the period	Write-backs of the period - amounts used	Write-backs of the period - amounts unused	Change in perimeter	Actuarial difference	Exchange differences	December 31, 2012
Provision for litigation with employees	200	—	122	—	0			—	322
Other provisions(1)	23	—	4	—	—			(1)	25
Provisions for restructuring	2 822	2 490	—	(2 749)	(357)			(38)	2 168
Other provisions for expenses	914	—	206	(61)	—	18		(3)	1 075
CURRENT PROVISIONS	3 959	2 490	332	(2 810)	(357)	18		(41)	3 591

Provisions for restructuring	5 524	(2 490)	482	(150)	(285)			(29)	3 052
Employee-related provisions	42							(2)	40
Post-employment benefits	7 449	—	963	(52)	(123)		1 871	10	10 118
Provisions for litigation	70	—	22		—			(3)	89
Other provisions for risks	120	—	—		—			5	124
Other provisions for expenses	179		6	(17)	—			—	168
NON-CURRENT PROVISIONS	13 384	(2 490)	1 474	(219)	(408)	0	1 871	(20)	13 592

TOTAL CURRENT AND NON-CURRENT PROVISIONS	17 343	0	1 806	(3 029)	(765)	18	1 871	(62)	17 182

(In thousands of euros)	December 31, 2012	Reclassification	Allowances of the period	Write-backs of the period - amounts used	Write-backs of the period - amounts unused	Change in perimeter	Actuarial difference	Exchange differences	December 31, 2013
Provision for litigation with employees	322	—	221	(192)	(94)			—	257
Other provisions(1)	25	—	3	—	—			(3)	25
Provisions for restructuring	2 168	2 109	—	(2 156)	(52)			(91)	1 978
Other provisions for expenses	1 075	—	168	(80)	—			(4)	1 158
CURRENT PROVISIONS	3 591	2 109	392	(2 428)	(147)	0	0	(98)	3 419

Provisions for restructuring	3 052	(2 109)	448	(140)	(435)			(52)	764
Employee-related provisions	40	—	—	(38)	—			(2)	0
Post-employment benefits	10 118	—	1 549	(413)	(466)		(1 438)	(54)	9 296
Provisions for litigation	89	—	11	(20)	(43)			(4)	33
Other provisions for risks	124	—		(95)	—			(1)	28
Other provisions for expenses	168	—	16	(2)	(25)			—	156
NON-CURRENT PROVISIONS	13 592	(2 109)	2 023	(708)	(970)	0	(1 438)	(113)	10 278

TOTAL CURRENT AND NON-CURRENT PROVISIONS	17 182	0	2 414	(3 136)	(1 116)	0	(1 438)	(211)	13 696

(In thousands of euros)	December 31, 2013	Reclassification	Allowances of the period	Write-backs of the period - amounts used	Write-backs of the period - amounts unused	Change in perimeter	Actuarial difference	Exchange differences	December 31, 2014
Provision for litigation with employees	257		174	(63)	(10)	0			358
Other provisions(1)	25							0	25
Provisions for restructuring	1 978	1 246		(1 903)	(219)			184	1 286
Other provisions for expenses	1 158	(1 127)						3	35
CURRENT PROVISIONS	3 419	119	174	(1 966)	(229)	0	0	187	1 704

Provisions for restructuring	764	(1 246)	505	(48)				25	0
Employee-related provisions	0		110						110
Post-employment benefits	9 296	4 531	1 553	(410)	—		(202)	56	14 824
Provisions for litigation	33		1	(5)	(9)			(1)	20
Other provisions for risks	28				(18)			1	12
Other provisions for expenses	156			(7)	(149)				0
NON-CURRENT PROVISIONS	10 278	3 285	2 170	(470)	(177)	0	(202)	82	14 966

TOTAL CURRENT AND NON- CURRENT PROVISIONS	13 696	3 404	2 344	(2 436)	(405)	0	(202)	269	16 670

(1)	Provisions for customers, suppliers and tax risk

Detailed information on post-employment benefits are disclosed in Note 25 – Post-employment benefits. The amounts involved are insignificant if taken individually.

Note 25 – Post-employment benefits

When employees retire, they receive retirement compensation as defined in the collective bargaining agreements.

The Group decided to apply the option under IAS 19 as amended, which allows the actuarial gains and losses relating to changes in assumptions occurring in calculating liabilities to be accounted for directly in equity.

Demographic assumptions	Mortality	Insee H/F 2009-2011 Table
	Mobility	7.5% per annum up to the age of 35
3.5% up to 45 years of age
1.8% up to 50 years of age
0.9% 51 years and over
Retirement age		Voluntary retirement at 65 years of age
Sensitivity to the discount rate		1.64%	1.89%	2.14%

The Group applies the collective bargaining agreements which are the most relevant in each country for its business. In France, the mostly applied collective bargaining agreements are the following:

•	National collective bargaining agreement for the pharmaceutical industry;

•	Syntec national collective bargaining agreement;

The amounts recognised in the combined balance sheet are determined as follows :

	December 31,			January 1,
(In thousands of euros)	2014	2013	2012	2012
Present value of funded obligations
Unrecognized prior service cost		—	—	—
Fair value of plan assets		—	—	—
Deficit of funded plans	0	0	0
Present value of unfunded obligations	14 824	9 296	10 118	7 449
TOTAL LIABILITY IN THE BALANCE SHEET	14 824	9 296	10 118	7 449

The defined benefit obligation and plan assets are composed as follows:

(In thousands of euros)	Present value of obligations	Fair value of plan assets	Total
At January 1, 2012	7 449		7 449
(Income)/expense :
Current service cost	603		603
Interest expense / (income)	291		291

Total	895	0	895
Remeasurements :
-Return on plan assets, excluding amounts included in interest	—		0
-Gains from change in demographic ass u	(21)		(21)
-Loss from change in financial assumpti o	2 197		2 197
-Experience gains	(308)		(308)

Total	1 867	0	1 867
Payments :
-Employer contributions	—	—	0
-Plan participant contributions	—	—	0
-Benefits payments	(99)	—	(99)

Total	(99)	0	(99)
Exchange differences	—	—
Acquired in a business combination	7	—	7
Reclassification		—	0
AT DECEMBER 31, 2012	10 118		10 118

(Income)/expense :
Current service cost	885	—	885
Interest expense / (income)	256	—	256

Total	1 140	—	1 140
Remeasurements :
amounts included in interest expense/(income)	—		0
-Gains from change in demographic ass u	(464)		(464)
-Gains from change in financial assumpt	(736)		(736)
-Experience gains	(285)		(285)

Total	(1 485)	0	(1 485)
Payments :
-Employer contributions	—	—	—
-Plan participant contributions	—	—	—
-Benefits payments	(428)	—	(428)

Total	(428)	—	(428)
Exchange differences	(50)	—	(50)
Acquired in a business combination	—	—	—
Reclassification		—	—
AT DECEMBER 31, 2013	9 296	0	9 296

(In thousands of euros)	Present value of obligations	Fair value of plan assets	Total
(Income)/expense :
Current service cost	1 132	—	1 132
Interest expense / (income)	421	—	421

Total	1 553	—	1 553
Remeasurements :
amounts included in interest expense/(income)	—		0
-Gains from change in demographic ass u	1 704		1 704
-Gains from change in financial assumpt	(1 220)		(1 220)
-Experience gains	(686)		(686)

Total	(202)	0	(202)
Payments :
-Employer contributions	—	—	—
-Plan participant contributions	—	—	—
-Benefits payments	(410)	—	(410)

Total	(410)	—	(410)
Exchange differences	56	—	56
Acquired in a business combination	—	—	—
Reclassification	4 531	—	—
AT DECEMBER 31, 2014	14 824	0	14 824

The significant actuarial assumptions were as follows:

							January 1,
(In thousands of euros)	2014		2013		2012		2012
	France	Other countries	France	Other countries	France	Other countries	France	Other countries
Present value of obligation	9 289	5 535	8 713	583	9 472	646	6 792	657
Fair value of plan assets	—	—	—	—	—	—	—	—

Total	9 289	5 535	8 713	583	9 472	646	6 792	657

				January 1,
	2014	2013	2012	2012
	France	France	France	France
Net discount rate (*)	1,89%	3,17%	2,70%	4,70%
Wage increases (including inflation)	1,40%	1,70%	1,70%	1,70%

(*)	The discount rate applied for 2014 is 1.89% (Iboxx corporate rate +10 years restated of the two deteriorations of January 2) versus 3.17% in 2013 and 2.7% in 2012.

Note 26 – Other liabilities

	December 31,			January 1,
(In thousands of euros)	2014	2013	2012	2012
account	166	382	178	157
Clients – Credits to be established	588	455	248	1 149
Miscellaneous payables (1)	60 804	33 818	15 338	18 356
Other liabilities	61 391	34 273	15 586	19 505
Debts on acquisition of assets	580	14	223	9 375
Dividends payable	0	1
Deferred income	11 393	12 120	11 368	15 877
CURRENT OTHER LIABILITIES	73 530	46 789	27 355	44 914

Miscellaneous payables	1 458	1 722	2 523	3 188
Other liabilities	1 458	1 722	2 523	3 188
Debts on acquisition of assets	—	580	580
NON-CURRENT OTHER LIABILITIES	1 458	2 302	3 103	3 188

TOTAL OTHER LIABILITIES	74 988	49 091	30 457	48 101

(1)	Opus is a co-pay card service for patients, pre-funded by the pharmaceutical companies

Note 27 – Trade and other payables

	December 31,			January 1,
(In thousands of euros)	2014	2013	2012	2012
Trade payables - third parties	24 481	27 594	29 267	29 819
Amounts due to related parties	6 135	8 998	7 705	6 949
TRADE PAYABLES	30 616	36 592	36 972	36 768

Note 28 – Leases

Operating lease commitments – Group as a lessee

The Group leases various offices, IT equipment, photocopiers and vehicles under operating lease agreements. Real-estate leases are renewable every three-six-nine years.

The lease rental expenses were 29 million euros for the years ended at December 31, 2014 and 2013, and 33 million euros for the year ended at December 31, 2012.

The future aggregate minimum lease payments (contractual and discounted) under non-cancellable operating leases are as follows:

December 31,
(In thousands of euros)	2014	2013	2012
Minimum lease payments
Within one year	16 001	16 782	19 421
Between 1 and 5 years	19 548	24 704	30 366
More than 5 years	1 081	1 561	3 121
TOTAL MINIMUM LEASE PAYMENTS	36 631	43 047	52 908

Present value of the minimum lease payments	32 162	36 946	44 163
TOTAL PRESENT VALUE OF THE MINIMUM LEASE
PAYMENTS	32 162	36 946	44 163

Note 29 – Related Parties

The purpose of the present note is to present the transactions that exist between the Group and its related parties.

Relations with Cegedim SA and Cegedim other subsidiaries (not included in The Group perimeter)

	December 31,			January 1,
(In thousands of euros)	2014	2013	2012	2012
Long term financial assets	42 188	57 693	41 924	60 317
Trade receivables	4 580	2 860	3 607	2 833
Other receivables	993	—	—	2
Prepaid expenses	59	63	1	72

Assets	47 819	60 615	45 533	63 224

Trade payables	6 135	8 998	7 705	6 949
Borrowings	160 290	283 526	414 714	412 268
Other liabilities	154	188	40	36

Liabilities	166 579	292 711	422 458	419 253

	Years ended December 31,
(In thousands of euros)	2014	2013	2012
Revenue and other operationg income	16 054	19 501	20 378
Financial income	513	1 121	772

Income	16 568	20 622	21 150
External expenses	(29 272)	(29 072)	(31 927)
Other operating expenses	(1 347)	(1 487)	(991)
Financial expenses	(10 787)	(12 554)	(24 030)

Expenses	(41 407)	(43 114)	(56 948)

Key management compensation

In compliance with IAS 24, key managers are members of the Board of Directors with the authority and responsibility for planning, managing and controlling the Cegedim Group’s activities as well as any of the Cegedim group’s companies, directly or indirectly. These Directors are sitting on the Parent’s Board and payroll. Thus there is no compensation to report as such for the Group. The Parent’s guidance for the Group is then applied by General Managers who are employed by the Group. These General Managers did not bear equivalent responsibilities as the Cegedim Group’s Board over the years presented, so their compensation will be kept confidential.

Note 30 – Financial instruments

Financial instruments by category

As of December 31, 2012
(In thousands of euros)	Loans and receivables	Fair value through P&L	Derivatives used for hedging	Total
Assets as per balance sheet
Equity investments	—	—	—	—
Loans	42 056			42 056
Other long-term financial assets	5 327	—	—	5 327
Trade receivables	126 465	—	—	126 465
Other receivables (excluding income tax receivables)	5 252	—	—	5 252
Cash and cash equivalents	46 769	—	—	46 769
TOTAL	225 869	—	—	225 869

As of December 31, 2012
(In thousands of euros)	Other financial liabilities at amortized costs	Fair value through P&L	Derivatives used for hedging	Total
Liabilities as per balance sheet
Borrowings	414 717	—	—	414 717
Financial liabilities	1 037	—	—	1 037
Derivative financial instruments	—	—	—	0
Trade payables and other payables	36 972	—	—	36 972
Tax and social security liabilities (excluding income tax payable)	52 251			52 251
Other liabilities (excluding deferred income)	19 558			19 558
TOTAL	524 535	0	0	524 535

As of December 31, 2013
(In thousands of euros)	Loans and receivables	Fair value through P&L	Derivatives used for hedging	Total
Assets as per balance sheet
Equity investments	—	—	—	—
Loans	58 705			58 705
Other long-term financial assets	4 809	—	—	4 809
Trade receivables	120 853	—	—	120 853
Other receivables (excluding income tax receivables)	5 746	—	—	5 746
Cash and cash equivalents	71 296	—	—	71 296
TOTAL	261 409	—	—	261 409

As of December 31, 2013
(In thousands of euros)	Other financial liabilities at amortized costs	Fair value through P&L	Derivatives used for hedging	Total
Liabilities as per balance sheet
Borrowings	283 526	—	—	283 526
Financial liabilities	844			844
Derivative financial instruments	—	—	—	0
Trade payables and other payables	36 592	—	—	36 592
Tax and social security liabilities	49 918			49 918
(excluding income tax payable)
Other liabilities (excluding deferred income)	36 828			36 828
TOTAL	407 708	0	0	407 708

As of December 31, 2014
(In thousands of euros)	Loans and receivables	Fair value through P&L	Derivatives used for hedging	Total
Assets as per balance sheet
Equity investments	—	—	—	—
Loans	42 219			42 219
Other long-term financial assets	4 102	—	—	4 102
Trade receivables	129 187	—	—	129 187
Other receivables (excluding income tax receivables)	6 615	—	—	6 615
Cash and cash equivalents	105 400	—	—	105 400
TOTAL	287 523	—	—	287 523

As of December 31, 2014
(In thousands of euros)	Other financial liabilities at amortized costs	Fair value through P&L	Derivatives used for hedging	Total
Liabilities as per balance sheet
Borrowings	160 246	—	—	160 246
Financial liabilities	826			826
Derivative financial instruments	—	—	—	0
Trade payables and other payables	30 616	—	—	30 616
Tax and social security liabilities (excluding income tax payable)	53 582			53 582
Other liabilities (excluding deferred income)	63 595			63 595
TOTAL	308 865	0	0	308 865

Note 31 – Legal entities

The following table provides an overview of the Group’s operating subsidiaries.

			December 31,
			2014		2013		2012
Name of subsidiary	Country	City	% of control	% owned	% of control	% owned	% of control	% owned
Cegedim Secteur 1	FRANCE	BOULOGNE	100%	100%	100%	100%	100%	100%
Amix	FRANCE	MONTARGIS	100%	100%	100%	100%	100%	100%
C D S - Centre de Services	FRANCE	BOULOGNE	100%	100%	100%	100%	100%	100%
Cegedim support Montargis	FRANCE	AMILLY	100%	100%	100%	100%	—	—
CSD France	FRANCE	BOULOGNE	100%	100%	100%	100%	100%	100%
Icomed	FRANCE	BOULOGNE	100%	100%	100%	100%	100%	100%
Reportive	FRANCE	BOULOGNE	100%	100%	100%	100%	100%	100%
Primeum Cegedim	FRANCE	PARIS	50%	50%	50%	50%	50%	50%
Rosenwald (TOA to Cegedim SA the 01/01/2013)	FRANCE	BOULOGNE	—	—	—	—	100%	100%
Cegedim algérie	ALGERIA	ALGER	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data Argentina	ARGENTINA	BUENOS AIRES	100%	100%	100%	100%	100%	100%
Cegedim Australia Pty. Ltd	AUSTRALIA	PYMBLE	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data Australia Pty Ltd	AUSTRALIA	CHIPPENDALE	100%	100%	100%	100%	100%	100%
Cegedim Gmbh	AUSTRIA	VIENNA	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data Belgium	BELGIUM	DROGENBOS	100%	100%	100%	100%	100%	100%
Icomed Belgium	BELGIUM	DROGENBOS	100%	100%	100%	100%	100%	100%
Cegedim Do Brasil	BRAZIL	SAO PAULO	100%	100%	100%	100%	100%	100%
Cegedim Canada Ltd	CANADA	SCARBOROUGH	100%	100%	100%	100%	100%	100%
Cegedim Strategic Canada (liquidated the 07/04/2012)	CANADA	MONTREAL	—	—	—	—	—	—
Cegedim China	CHINA	SHANGHAI	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data (China) Co., Ltd	CHINA	SHANGHAI	100%	100%	100%	100%	100%	100%
Cegedim Colombia Ltda	COLOMBIA	BOGOTA	100%	100%	100%	100%	100%	100%
Ms Centroamerica y el Caraibe, SA	COSTA RICA	HEREDIA	100%	100%	100%	100%	100%	100%
Cegedim CZ Sro	CZECH REPUBLIC	PRAGUE	100%	100%	100%	100%	100%	100%
Cegedim Denmark AS	DENMARK	SOBORG	100%	100%	100%	100%	100%	100%
Cegedim Ecuador (liquidated the 10/04/2013)	ECUADOR	QUITO	—	—	100%	100%	100%	100%
Cegedim Trends L.L.C	EGYPT	CAIRO	100%	100%	100%	100%	100%	100%
Cegedim Finland	FINLAND	ESPOO	100%	100%	100%	100%	100%	100%
Cegedim Deutschland MBH	GERMANY	BENSHEIM	100%	100%	100%	100%	100%	100%
Cegedim Holding Gmbh	GERMANY	BENSHEIM	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data Gmbh	GERMANY	BENSHEIM	100%	100%	100%	100%	100%	100%
Medimed GMBH	GERMANY	BENSHEIM	100%	100%	100%	100%	100%	100%
Schwarzeck Verlag Gmbh	GERMANY	MUNICH	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data Medical Research Ltd	GREAT BRITAIN	CHERTSEY SURREY	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data UK Limited	GREAT BRITAIN	CHERTSEY SURREY	100%	100%	100%	100%	100%	100%
Cegedim UK Ltd	GREAT BRITAIN	CHERTSEY SURREY	100%	100%	100%	100%	100%	100%
Hospital Marketing Services Ltd	GREAT BRITAIN	EASTLEIGH	100%	100%	100%	100%	100%	100%
Infopharm Ltd	GREAT BRITAIN	CHERTSEY SURREY	100%	100%	100%	100%	100%	100%
Cegedim Hellas	GREECE	ATHENS	100%	100%	100%	100%	100%	100%
Cegedim Centroamerica y el caraibe (liquidated the 06/30/2014)	GUATEMALA	GUATEMALA	—	—	100%	100%	100%	100%
Cegedim Computer Technics Development and Trading Co. Ltd	HUNGARY	BUDAPEST	100%	100%	100%	100%	100%	100%
Cegedim India Private Limited	INDIA	MUMBAI	100%	100%	100%	100%	100%	100%
Cegedim Software India Private Limited	INDIA	BANGALORE	100%	100%	100%	100%	100%	100%
Intercam LTD	IRLANDE	DUBLIN	100%	100%	100%	100%	100%	100%

			December 31,
			2014		2013		2012
Name of subsidiary	Country	City	% of control	% owned	% of control	% owned	% of control	% owned
Cegedim Italia	ITALY	MILAN	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data Italia	ITALY	MILAN	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data Medical Research S.R.L	ITALY	MILAN	100%	100%	100%	100%	100%	100%
Longimetrica	ITALY	MILAN	100%	100%	100%	100%	100%	100%
Cegedim KK	JAPAN	OSAKA	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data KK	JAPAN	OSAKA	100%	100%	100%	100%	100%	100%
Cegedim Kazakhstan	KAZAKHSTAN	ALMATY	100%	100%	100%	100%	—	—
Cegedim Malaysia Sdn (liquidated the 06/30/2014)	MALAYSIA	KUALA LUMPUR	—	—	100%	100%	100%	100%
Cegedim Mexico	MEXICO	MEXICO CITY	100%	100%	100%	100%	100%	100%
Cegedim Netherland	NETHERLANDS	NAARDEN	100%	100%	100%	100%	100%	100%
Cegedim New Zealand Ltd	NEW ZEALAND	AUCKLAND	100%	100%	100%	100%	100%	100%
Cegedim Norway AS	NORWAY	OSLO	100%	100%	100%	100%	100%	100%
Camm Eastern Europe (liquidated the 09/06/2013)	POLAND	WARSAW	—	—	100%	100%	100%	100%
Cegedim Group Poland	POLAND	WARSAW	100%	100%	100%	100%	100%	100%
Cegedim Portugal	PORTUGAL	PORTO SALVO	100%	100%	100%	100%	100%	100%
Cegedim Romania SRL	ROMANIA	BUCHAREST	100%	100%	100%	100%	100%	100%
Cegedim LLC	RUSSIA	MOSCOU	100%	100%	100%	100%	100%	100%
Institute Of Medical Communication	RUSSIA	MOSCOW	100%	100%	100%	100%	100%	100%
Cegedim Asia Pacific Pte Ltd	SINGAPORE	SINGAPORE	100%	100%	100%	100%	100%	100%
Cegedim Sk Sro	SLOVAKIA	BRATISLAVA	100%	100%	100%	100%	100%	100%
Cegedim Korea Ltd	SOUTH KOREA	SEOUL	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data Korea	SOUTH KOREA	SEOUL	100%	100%	100%	100%	100%	100%
Cegedim Hispania	SPAIN	MADRID	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data Espana	SPAIN	MADRID	100%	100%	100%	100%	100%	100%
Cegedim AB	SWEDEN	STOCKHOLM	100%	100%	100%	100%	100%	100%
Cegedim Sweden AB	SWEDEN	STOCKHOLM	100%	100%	100%	100%	100%	100%
Nordisk Medicin Information AB	SWEDEN	STOCKHOLM	100%	100%	100%	100%	100%	100%
Cegedim Switzerland	SWITZERLAND	ZURICH	100%	100%	100%	100%	100%	100%
Cegedim Taiwan Co Ltd	TAIWAN	TAIPEI	100%	100%	100%	100%	100%	100%
Cegedim Tunisie (TOA to Gers Maghreb the 01/01/2014)	TUNISIA	TUNIS	—	—	100%	100%	100%	100%
Gers Maghreb	TUNISIA	TUNIS	100%	100%	100%	100%	100%	100%
Cegedim Bilisim AS	TURKEY	ISTANBUL	100%	100%	100%	100%	100%	100%
Cegedim Ukraine LLC	UKRAINE	KIEV	100%	100%	100%	100%	100%	100%
Cegedim Strategic Data USA LLC	USA	JERSEY CITY	100%	100%	100%	100%	100%	100%
Cegedim USA	USA	BEDMINSTER	100%	100%	100%	100%	100%	100%
Cegedim INC	USA	BEDMINSTER	100%	100%	100%	100%	100%	100%
SK&A Information Sysytem	USA	IRVINE	100%	100%	100%	100%	100%	100%
Cegedim Venezuela	VENEZUELA	CARACAS	100%	100%	100%	100%	100%	100%